EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-280183, 333-91524, 333-100312, 333-100313, 333-122333, 333-132880, 333-150780, 333-150782, 333-176285, 333-176286, 333-204310, 333-238910, and 333-284984) on Form S-8 of our report dated November 7, 2025, with respect to the consolidated financial statements of Skyworks Solutions, Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Irvine, California
November 7, 2025